UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 16, 2005

AMERICAN HOME MORTGAGE SECURITIES LLC (as depositor under an Indenture dated as of June 17, 2005, providing for, inter alia, the issuance of Mortgage-Backed Notes, Series 2005-2)

American Home Mortgage Securities LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-121581 (Commission File Number)	20-0103914 (I.R.S. Employer Identification No.)
(State or Other Jurisdiction of Formation)

538 Broadhollow Road Melville, New York (Address of Principal Executive Offices)		11747 (Zip Code)

Registrant’s telephone number, including area code, is (516) 396-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Description of the Mortgage Pool

On or about June 22, 2005, American Home Mortgage Securities LLC (the “Registrant”) will cause the issuance and sale of Mortgage-Backed Notes, Series 2005-2 (collectively, the “Notes”) pursuant to an Indenture, dated as of June 22, 2005, between American Home Mortgage Investment Trust Series 2005-2, as Issuer, Wells Fargo Bank, N.A., as Securities Administrator and Deutsche Bank National Trust Company, as Indenture Trustee.

Collateral Term Sheets

Lehman Brothers Inc., Bear, Stearns & Co. Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and UBS Securities LLC (together the “Underwriters”) have advised the Registrant that they have furnished to certain prospective investors certain materials, herein referred to as “Collateral Term Sheets”, in written form, which Collateral Term Sheets are in the nature of data tables and term sheet information relating to the Mortgage Loans or other assets of the Trust Fund.

The Collateral Term Sheets have been provided by the Underwriters. The information in the Collateral Term Sheets is preliminary and will be superseded by a prospectus supplement relating to the Notes and by any other information subsequently filed with the Securities and Exchange Commission.

The Collateral Term Sheets were prepared by the Underwriters at the request of certain prospective investors. The Collateral Term Sheets may be based on information that differs from the information set forth in the prospectus supplement.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits
Exhibit No.	Description
99.1

Collateral Term Sheets (as defined in Item 8.01) that have been provided by the Underwriters to certain prospective investors of American Home Mortgage Investment Trust 2005-2, Mortgage-Backed Notes, Series 2005-2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 16, 2005

AMERICAN HOME MORTGAGE SECURITIES LLC

By:	/s/ Alan B. Horn
Name:	Alan B. Horn
Title:	Executive Vice President and Secretary

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
99.1

Collateral Term Sheets (as defined in Item 8.01) that have been provided by the Underwriters to certain prospective investors of American Home Mortgage Investment Trust 2005-2, Mortgage-Backed Notes, Series 2005-2.

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EXHIBIT 99.1

FILED BY PAPER